UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MASCOTA RESOURCES CORP.

(Exact name of Registrant as specified in its charter)

Nevada	1000	36-4752858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 64, Calle Columbia 1014 Colonia 5 de Diciembre Puerto Vallarta, CP48351 Jalisco, México
(address of principal executive offices)

Registrant's telephone number, including area code: (702) 997-2546

Nevada Agency and Transfer Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,900,000	$0.0075	$14,250.00	$1.94

(1)  This price was arbitrarily determined by Mascota Resources Corp.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

MASCOTA RESOURCES CORP.

1,900,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated ___________, 2013

This prospectus relates to our offering of 1,900,000 new shares of our common stock at an offering price of $0.0075 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 1,900,000 shares ($14,250).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.0075	None	$0.0075
Total (maximum offering)	$14,250	None	$14,250
Total (minimum offering)	$0	None	$0

There is no assurance that any of the common stock offered to the public by way of this Prospectus will be sold.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.0075 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  November 1, 2013

Summary

Mascota Resources Corp.

The Company

We are an exploration stage mineral exploration company incorporated in Nevada on November 3, 2011.  On November 10, 2011, we incorporated a wholly-owned subsidiary, MRC Exploration LLC in the state of Nevada, for the purposes of mineral exploration. On May 3, 2013, our consulting geologist acquired a 100% legal and beneficial ownership interest in the MC00000266 mining claim (hereafter the “Mineral Claim”) which he holds in trust for us. The Mineral Claim is located in the Northeast Athabasca Basin, in the Province of Saskatchewan, Canada.  It is located on provincial lands administered by the Province of Saskatchewan.  The legal and ownership rights on the claim are limited to the exploration and extraction of mineral deposits subject to applicable regulations.  The Mineral Claim totals roughly 2,014 acres or 3.15 square miles in size and is located approximately 25 miles north of the community of Points North, Saskatchewan.

The Mineral Claim comprises an irregular shaped block approximately 3 miles long and 1 mile wide located approximately 6 miles east of a significant uranium occurrence known as Laroque Lake. Historic exploration work shows that the claims are located within an area that has potential for uranium mineralization.

Our currently planned exploration budget requires the expenditure of $15,000 in the early summer of 2014, plus the expenditure of an additional $140,000 in the early summer of 2015 if recommended by our consulting geologist. Further exploration activities beyond our currently planned exploration programs will be dependent upon a number of factors, including our consulting geologist’s recommendations based upon the exploration program results, and our available funds. In order to prove or disprove the economic viability of our mineral claim our mineral exploration costs plus our operating costs could amount to many millions of dollars.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for uranium and the costs of exploring for or commercial production of this material.

There are no arrangements to repay related party loans or other financial arrangements made to related parties.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of August 31, 2013, we had $5,103 cash on hand, $1,193 in prepaid and current liabilities in the amount of $2,694. Accordingly, our working capital position as of August 31, 2013 was $3,602.  Since our inception through August 31, 2013, we have incurred a net loss of $55,954.

As of September 19, 2013 our sole officer and director has loaned the Company a total of $58,500 under to following terms and condition:

•

On November 28, 2011 Ms Ponce loaned us $35,000 which is evidenced by a Promissory Note in the amount of $35,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2013.

•

On April 24, 3013, we entered into a Debt Refinancing Agreement with Ms. Ponce whereby the $35,000 Promissory note due on December 31, 2013 was marked paid and a new Promissory Note in the amount of $38,500 was issued with interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On May 8, 2013 Ms Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On June 4, 2013 Ms Ponce loaned us $10,000 which is evidenced by a Promissory Note in the amount of $10,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On September 19, 2013 Ms. Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per anum and due on December 31, 2016.

Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.  Our management estimates that, until such time that we are able to identify a commercially viable mineral deposit and to generate revenue from the extraction of uranium on our Mineral Claim, we will continue to experience negative cash flow. Our business plan is to pursue exploration of the Mineral Claim as described in this Prospectus.  We do not have any current or future plans to engage in mergers or acquisitions with other companies or entities.

Exploration costs are billed to us in Canadian dollars, but we will pay those costs in U.S. dollars.  The value of Canadian dollars when converted into U.S. currency fluctuates.  All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.  The dollar amounts provided in this prospectus assume that the Canadian dollar and the US dollar are of equal value, hence the conversion value of $1.00 U.S. dollar is equivalent to $1.00 in Canadian dollars.

Our fiscal year end is November 30.  Our principal offices are located at PO Box 64, Calle Columbia 1014, Colonia 5 de Diciembre, Puerto Vallarta, CP48351, Jalisco, México. Our telephone number is 702-997-2546.

The Offering

Securities Being Offered	Up to 1,900,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.0075 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Minimum Number of Shares To Be Sold in This Offering	Not Applicable

Maximum Number of Shares To Be Sold in This Offering	1,900,000

Securities Issued and to be Issued

2,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Maria Ponce, owns an aggregate of 100% of the common shares of our company and therefore has substantial control.  Upon the completion of this offering, our officer and director will own approximately 51.28% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	3,900,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $14,250. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Derived from audited financial statements of November 30, 2012, and second quarter unaudited financial statements for the fiscal year commencing December 1, 2012.

Balance Sheet Data
November 30, 2012
Cash	$19,877
Prepaid	2,000
Total Assets	$21,877
Total Liabilities	$37,617
Total Stockholder’s Deficit	$(15,740)

August 31, 2013
Cash	$5,103
Prepaid expenses	1,193
Mineral property	10,000
Total Assets	$16,296
Total Liabilities	$57,250
Total Stockholder’s Deficit	$(40,954)

Statement of Operations
November 30, 2012
Revenue	$-
Net loss for reporting period	$(27,912)

From inception (November 3, 2011) to August 31, 2013
Revenue	$-
Net loss for reporting period	$(55,954)

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act (" JOBS Act "). We will remain an "emerging growth company" for up to five years, or until the earliest of:

(i)

the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

(ii)

the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

(iii)

the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley ”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•

reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•

exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the " Securities Act ") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business may be adversely affected.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the continued exploration of our Mineral Claim and basic operating costs. Our cash requirements over the current fiscal year are expected to be approximately $23,000, consisting of approximately $15,000 for planned mineral exploration costs and $8,000 for professional fees.   As of August 31, 2013, we had cash on hand in the amount of $5,103 and working capital in the amount of $3,602.  On September 19, 2013 our sole director and officer loaned us $5,000.  As of September 19, 2013 our sole officer and director has loaned the Company a total of $58,500.  Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount. Accordingly, our business would be adversely affected if we are unable to successfully complete this Offering at or near the maximum offering amount.

In the event that we are able to complete this Offering at or near the maximum offering amount, we estimate that our funds will be sufficient to complete Phase I of our planned exploration program and to meet our expected legal and account expenses through the end of the second quarter of our fiscal year beginning December 1, 2013.  If significant additional exploration activities beyond the plans outlined in this Prospectus are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our exploration of the claim.  We currently do not have any operations and we have no income. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering commercially exploitable reserves, we will require significant additional funds in order to place the Mineral Claim into production. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for uranium and the costs of exploring for or commercial production of this material. These factors may make the necessary timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $55,954 for the period from our inception, November 3, 2011, to August 31, 2013, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our Mineral Claim. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on November 3, 2011, and have conducted no mineral exploration activities on our Mineral Claim.  We have no significant history of ongoing operations, and additional exploration activities will be required in order to determine whether our mineral claim contains commercially exploitable quantities of uranium.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Ms. Maria Ponce, our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Ms. Ponce’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Ms. Ponce, lacks any prior experience as a company chief executive.  In addition, Ms. Ponce has no experience managing a publicly reporting company.  Accordingly, Ms. Ponce will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for uranium may also involve numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the Mineral Claim will result in the discovery of economic deposits of uranium.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of our Mineral Claim.   Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our Mineral Claim.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a placement agent. We can provide no assurance that this Offering will be completely sold out.

Because our president, Ms. Ponce, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Ms. Ponce are inconsistent with the best interests of other stockholders.

Ms. Ponce is our president, chief financial officer and sole director.  Ms. Ponce currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 51.28 % of our outstanding common stock if the maximum number of shares is sold.  Accordingly, she will have control over the outcome of all corporate transactions or other matters, and also the power to prevent or cause a change in control. The views and interests of Ms. Ponce, as controlling shareholder, may differ from the interests of the other stockholders.

Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ms. Ponce, our sole officer and director devotes 5 to 10 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Ms. Ponce, it is possible that she may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $8,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the production of uranium.  Our exploration activities will be focused on attempting to locate commercially viable uranium deposits on our Mineral Claim.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on our Mineral Claim.  If we are unable to retain qualified personnel to assist us in production activities on our Mineral Claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because the Mineral Claim has not been physically examined by our sole officer and director, or by our consulting geologist, we may face an enhanced risk that the property will not contain commercially viable deposits of uranium.

Neither our sole officer and director, Ms. Ponce, nor our consulting geologist, have visited our Mineral Claim.  As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Claim, no commercially viable deposits of uranium will be located. In the event that our continuing exploration of our Mineral Claim reveals that no commercially viable deposits exist on the site, our business will likely fail.

Because of factors beyond our control which could affect the marketability of uranium found, we may experience difficulty selling any uranium we discover.

Even if commercial quantities of uranium reserves are discovered, a ready market may not exist for the sale of these reserves. Numerous factors beyond our control may affect the marketability of any uranium discovered.  These factors include market fluctuations, the proximity and capacity of uranium markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection.  These factors could inhibit our ability to sell uranium in the event that commercial amounts of uranium are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

The Government of the Province of Saskatchewan regulates mineral exploration or exploitation within that province. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.   While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Because the Province of Saskatchewan owns the land covered by the Mineral Claim, our ability to conduct mining operations on the property is subject to the regulatory supervision of the provincial government and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by our Mineral Claim is owned by the Province of Saskatchewan.  The availability to conduct an exploratory program on the properties is subject to the regulatory oversight of the Province of Saskatchewan.  In order to keep our Mineral Claim in good standing with the government, exploration work on the Mineral Claim valued at certain minimal amounts stipulated by the government must be completed and reported in a manner stipulated by the Government of Saskatchewan the event that these work requirements and reporting requirements are not timely satisfied, we could lose our interest in the Mineral Claim and the Mineral Claim could then become available again to any party that wishes to stake an interest in this claim.  In addition, our ability to use mechanical excavating and processing equipment on the claim will be subject to a provincial inspection and permitting process.  In the event that we experience unanticipated difficulty in obtaining the necessary permits, our planned exploration activities could be significantly delayed.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.0075 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose to sell your shares.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 1,900,000 shares of common stock offered at a public offering price of $0.0075 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$14,250	100.0%
Commission 1	$-	0.0%
Net Proceeds	$14,250	100.0%
USE OF NET PROCEEDS
Mineral exploration 2	$14,250	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$14,250	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Mineral exploration: We intend to use all of the net proceeds of this Offering to perform Phase I of our mineral exploration plan on our Mineral Claim.

3 Legal and accounting:   None of the proceeds of this Offering will be used to pay legal, accounting, and related compliance costs to be incurred on a periodic basis as a result of our exploration programs or becoming a public company. Our legal expenses incurred in connection with this Offering will be paid from cash currently on hand. Other expenses associated with this Offering will be paid from a combination of cash on hand and funds to be received as-needed from our sole officer and director, Maria Ponce.  Ms. Ponce has offered to fund our basic legal and accounting compliance expenses through additional infusions of debt capital on an as-needed basis, although she is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$10,688	100.0%	$7,125	100.0%	$3,563	100.0%
Commission	$-	0.0%	$-	0.0%	$-	0.0%
Net Proceeds	$10,688	100.0%	$7,125	100.0%	$3,563	100.0%
USE OF NET PROCEEDS
Mineral exploration	$10,688	100.0%	$7,125	100.0%	$3,563	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$10,688	100.0%	$7,125	100.0%	$3,563	100.0%

Phase 1 of our business plan calls for a work program on our Mineral Claim which cannot be scaled back. Were full funding in the form of Offering proceeds and/or other funds not available at the time of the commencement of Phase I, the recommended work program would be deferred until such time as cash on hand were available.  The table above reflects the intended use of proceeds in the event that the total funds available to us were sufficient to complete Phase I. These figures reflect the intended use of offering proceeds.

The legal and accounting costs of this Offering will be paid from cash on hand and/or through additional infusions of debt capital on an as-needed basis from our sole officer and director, Ms. Ponce. Ms. Ponce has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for uranium and the costs of exploring for or commercial production of this material.

Determination of Offering Price

We closed an issue of 2000,000 shares of common stock on November 22, 2011 to Ms. Maria Ponce, our president and sole director. Ms. Ponce acquired these shares in exchange for $15,000 at a price of $0.0075 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

The $0.0075 per share offering price of our common stock was arbitrarily chosen by management to equal the price per share paid by Ms. Ponce. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible assets as of August 31, 2013 was ($41,000) or approximately ($0.0205) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2013.   Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following tables sets forth as of the closing of this offering, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering of 1,900,000 shares, or 75%, 50% or 25% of the offering.

Dilution Table

Existing Stockholders if all of the Shares are Sold
Price per share	$0.0075
Post offering net tangible book value	$-26,704
Potential gain to existing shareholders	$14,250
Net tangible book value per share after offering	$(0.0068)
Pre-offering net tangible book value per share	$-0.0205
Increase to present stockholders in net tangible book value per share after offering	$0.0136
Capital contributions by purchasers of shares	$14,250
Capital Contributions by existing stockholders	$15,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering held by existing stockholders	2,000,000
Existing Stockholders Percentage of ownership after offering	51.28%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.0075
Post offering net tangible book value	$-26,704
Increase in net tangible book value per share after offering	$0.0136
Dilution per share	$0.0143
Capital contributions by purchasers of shares	$14,250
Capital contributions by existing stock holders	$15,000
Percentage capital contributions by purchasers of shares	49%
Percentage capital contributions by existing stockholders	51%
Anticipated net offering proceeds	$14,250
Number of shares after offering held by public investors	1,900,000
Total shares issued and outstanding	3,900,000
Purchasers of shares percentage of ownership after offering	48.72%
Existing stockholders percentage of owner ship after offering	51.28%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.0075
Post offering net tangible book value	$-30,267
Post offering net tangible book value per share	$(0.0088)
Pre-offering net tangible book value per share	$-0.0205
Increase in net tangible book value per share after offering	$0.0116
Dilution per share	$0.0163
Capital contributions by purchasers of shares	$10,688
Capital contributions by existing stock holders	$15,000
Percentage capital contributions by purchasers of shares	42%
Percentage capital contributions by existing stockholders	58%
Anticipated net offering proceeds	$10,688
Number of shares after offering held by public investors	1,425,000
Total shares issued and outstanding	3,425,000
Purchasers of shares percentage of ownership after offering	41.61%
Existing stockholders percentage of ownership after offering	58.39%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.0075
Post offering net tangible book value	$-33,829
Post offering net tangible book value per share	$(0.0115)
Pre-offering net tangible book value per share	$-0.0205
Increase in net tangible book value per share after offering	$0.0090
Dilution per share	$0.0190
Capital contributions by purchasers of shares	$7,125
Capital contributions by existing share holders	$15,000
Percentage capital contributions by purchasers of shares	32%
Percentage capital contributions by existing stock holders	68%
Anticipated net offering proceeds	$7,125
Number of shares after offering held by public investors	950,000
Total shares issued and outstanding	2,950,000
Purchasers of shares percentage of ownership after offering	32.20%
Existing stockholders percentage of ownership after offering	67.80%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.0075
Post offering net tangible book value	$-37,392
Post offering net tangible book value per share	$(0.0151)
Pre-offering net tangible book value per share	$-0.0205
Increase in net tangible book value per share after offering	$0.0054
Dilution per share	$0.0226
Capital contributions by purchasers of shares	$3,563
Capital contributions by existing share holders	$15,000
Percentage capital contributions by purchasers of shares	19%
Percentage capital contributions by existing stock holders	81%
Anticipated net offering proceeds	$3,563
Number of shares after offering held by public investors	475,000
Total shares issued and outstanding	2,475,000
Purchasers of shares percentage of ownership after offering	19.19%
Existing stockholders percentage of ownership after offering	80.81%

Plan of Distribution

The Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 1,900,000 shares of common stock. The offering price is $0.0075 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,900,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

On September 19, 2013 our sole officer and director loaned the Company $5,000. As of September 19, 2013 our sole officer and director has loaned the Company a total of $58,500. Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Upon completion of this offering, we shall have raised and borrowed enough money to effectuate our business plan.

At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The Officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will she register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officer and Director satisfy the requirements of Rule 3(a) 4-1 in that:

1.

They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.

They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

They are not, at the time of their participation, an associated person of a broker- dealer; and

4.

They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "Mascota Resources Corp.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of August 31, 2013, there were 2,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.

The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.

Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.

Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.

Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

DeJoya Griffith, LLC, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  DeJoya Griffith, LLC has presented their report with respect to our audited financial statements.  The report of DeJoya Griffith, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal business address  is;  PO Box 64., Calle Colombia #1014, Colonia 5 de Diciembre, Puerto Vallarta, CP 48351, Jalisco, Mexico. Our sole officer and director provides space for our business operations free of charge. Our registered office is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501.

For approximately a year and a half after our formation, we reviewed a number mineral exploration opportunities which were presented to us by geologists and/or their affiliates and consequently acquired the Athabasca Basin mineral claim.

Our geological consulting firm is well experienced in the mineral exploration business. They have agreed to provide all of the mineral exploration services which we will require to complete Phase I or our mineral exploration program. These services include the supervision of the Phase 1 field work, the mobilization of our geological consulting firm’s field crew to our mineral claim, and camp and technical support such as radio and telephone communication from our mineral claim. The president of our geological consultants frim, Mr. Carl von Einsiedel will visit our mineral claim and supervise our Phase I mineral exploration program. Depending upon the findings of that program further visits to the site may be warranted.

We have a written agreement with our consulting geologist’s firm that requires them to review all of the results from the exploration work performed upon our mineral claim ,to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require. The principal of our geological consulting firm will be in charge of our exploration programs and shall visit the property in order to conduct our Phase I exploration project which is expected to commence in the early summer of 2014. Should our consulting geologist recommend commencing with Phase II of our mineral exploration program, Ms. Ponce plans on visiting our mineral claim.

We have a verbal agreement with our accountants to perform requested financial accounting services, and a written agreement with our outside auditors to perform auditing functions. As the majority of our operations will be conducted  in Canada, we have a written agreement with a Canadian  services firm to provide us with day-to-day administrative services.

As the majority of our operations will be conducted in Canada, we have a Corporate Administrative Services Agreement with Melville Business Services, Inc., a Canadian corporation,to provide us with day-to-day administrative services.

In General

We are an exploration stage company engaged in the exploration of a mineral property.   The principal of our  consulting geologist‘s firm Mr. Carl von Einsiedel, P. Geo., is the registered owner of a 100% interest in mineral claim MC00000266, which he holds in trust for us pursuant to a Mineral Claim Trust Agreement, dated May 3, 2013. The claim was issued to our consulting geologist by the Government of the Province of Saskatchewan. The claim consists of 1 block consisting of 2,014 acres or approximately 3.15 square miles.

Exploration of our Mineral Claim is required before a determination as to its viability can be made. We intend to conduct the first phase of our exploration program commencing in the early summer of 2014. Upon the completion of the first phase and any additional exploration phase, we intend to request that our geological consultant reviews the results of each exploration program and report back to us with recommendations, if any, with regard to further exploration programs. Each exploration phase of our  exploration program will be dependent upon a number of factors such as our geological consultant’s recommendations and our available funds. We currently plan to have our consulting geologist, Carl von Einsiedel, and his firm, Ram Explorations Ltd., perform Phase I of our exploration program.  Ram Explorations is in the business of doing geological explorations and has capable staff on-board, or available through sub-contracting.

The property is located in the Athabasca Basin of Northern Saskatchewan on lands owned by the Province of Saskatchewan. All of the property comprising the Mineral Claim was staked pursuant to the Saskatchewan online tenure system. See, “Provincial Mining Regulations,” below.

Our consulting geologist has recommended that Phase I of exploration work on our Mineral Claim which consists of prospecting to determine if samples of the Athabasca sandstone exposed on the ground within our mineral claim area, exhibit alterations typical of those associated with known uranium deposits in the Athabasca Basin. The total estimated cost of the proposed Phase I program is $15,000. The initial prospecting will be collecting and assaying "grab samples". This is a process whereby the prospector (in our case Carl von Einsiedel, P Geol and owner of Ram Explorations Ltd.) will reconnoiter the property, making maps of areas of interest taking samples and recording each sample on his sketched map. He will chip away at sandstone outcroppings with his geological hand pick and visually analyze samples through a magnifying eyepiece looking for alterations in the sandstone typical of those associated with known uranium deposits in the Athabasca Basin. This type alteration is known as the “Illite” alteration. He will take the best 50 or so samples and send them to an assay laboratory for geochemical analysis to determine the extent of Illite alteration, if any, in each of the samples. In the event that our geological consultant recommends a further exploration programs and if approved by our management, we shall embark upon a Phase II mineral exploration program. The estimated cost of this Phase II exploration program is $140,000.

We have no proven, possible and implied reserves on our mineral claim. Depending upon the outcome of our mineral exploration programs an economic feasibility study would be undertaken to determine proven, possible and implied reserves prior to making any production decisions. We could expend many millions of dollars on exploration activities prior to determining if a feasibility study is warranted or not.

Our claim will remain in good standing until after the commencement of our Phase I exploration program in 2014. The expenditure of $15,000 on that program shall extend the good standing date by one year. The minimum amount of exploration expenditure required to keep the mineral claim in good standing is either the payment of $15,000 annually to the Province of Saskatchewan for the first eight years or incurring at least $15,000 of exploration work on our claim each year for the first eight years. Amounts expended over $15,000 per year in the first eight years shall count as a credit for expenditures required in subsequent years.

Our proposed Phase I and Phase II exploration programs will cause minimal ground disruption and consequently shall not require exploration permits.

In order to carry out and exploration program within the Province of Saskatchewan where there is substantial ground disruption such as in line cutting, trenching, drilling, tunneling, and surface or underground bulk sampling, a provincial permit is required. A period of two to three months should be allowed between filing an application and the granting of a permit.

Proposed Phase 1  Exploration Program

Engineering and supervision, geology	$ 5,000

Crew mobilization	2,500

Camp and technical support	2,500

Aircraft support	2,500

Geochemical analysis(soil and rock)
- 100 samples @ $25	2,500

Total estimated costs:	$ 15,000

Proposed Stage 2 Exploration Program

Engineering and project supervision, reports	$ 20,000

Helicopter / aircraft support
- allow approx. 20 hours @ $1,500	30,000

Ground geophysical surveys (EM and magnetics)	75,000

Contingency @ 10%	15,000

Total estimated cost of Stage 2	$140,000

Our planned additional exploration activities will be designed to explore for additional indications that our Mineral Claim may contain commercially viable quantities of uranium. We have not identified commercially exploitable reserves of uranium on our Mineral Claim to date.  We are an exploration stage company and there is no assurance that commercially viable uranium quantities exist on our Mineral Claim.  In addition, our sole officer and director, Ms. Ponce, has not yet visited the property.   As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Claim, no commercially viable deposits of uranium will be located.

Our Mineral Claim is without known reserves and our proposed program is exploratory in nature.

Location and Means of Access to our Mineral Claim

Our Mineral Claim is located in a remote area approximately 245 miles north of the city of La Ronge, Saskatchewan.  There is a government maintained highway 905 that connects La Ronge to the community of Points North which is approximately 24 miles south of the Property.  There are no existing access roads to the Property and the only way to access the Property is by helicopter or float equipped aircraft from Points North approximately 24 miles the south. The nearest electrical power transmission line terminates at the community of Points North, 24 miles to the south, hence during the exploration phase, any electrical power required on the property would be supplied from a portable engine driven electrical generator. Water can be supplied from any of the numerous lakes on the mineral claim. There is no infrastructure of any kind on the property. A gravel access road that passes within 12 miles of the Property which connects Points North to the community of Stony Rapids approximately 122 miles northwest of the Property. Alternatively the Property can be accessed by helicopter from Fort McMurray in northern Alberta approximately 153 miles to the south west.  Figure 1 shows the general project location and Figure 2 shows access and the location of the subject claim relative to known uranium mines and prospects.

NORTHWEST TERRITORIES
NUNAVUT
UTM grid labels: 0 mE, 250,000 mE, 500,000 mE, 750,000 mE, 1,500,000 mE
URANIUM CITY
ATHABASCA BASIN
FIGURE 2
POINTS NORTH
INSET LOCATOR
LA RONGE
ALBERTA
MANITOBA
EDMONTON
SASKATOON
REGINA
WINNIPEG
SASKATCHEWAN
MONTANA
NORTH DAKOTA
0
125
250 KM
Uranium Mine
Athabasca basin
Mineral claims
Province capital
Highway
Park

MRC EXPLORATION LLC

MC00000266 PROJECT, NORTH EAST SASKATCHEWAN

REGIONAL LOCATOR MAP SHOWING ATHABASCA BASIN, SASKATCHEWAN STAKED AREAS, URANIUM MINES, PARKS AND MAJOR ACCESS ROADS

DATE:	2013 04 04	FIGURE NO:
SCALE:	AS SHOWN	1
PROJECTION:	NAD 83 ZONE 13	
DRAWN BY:	DORIAN LESLIE / DGW CONSULTANTS	

Note: all data from http://www.infomaps.gov.sk.ca/website/SIR_Geological_Atlas
Claims from http://www.economy.gov.sk.ca/SaskMineralRegistry

N
BEAVER LODGE DISTRICT
STONEY RAPIDS
LA ROCQUE LAKE
CLAIM LOCATION
CLUFF LAKE
MIDWEST LAKE
RABBIT LAKE
POINTS NORTH
CIGAR LAKE
Mc ARTHUR RIVER
HWY 905
KEY LAKE
Bedrock Geology by Eon
Archean
Archean / Proterozoic
Phanerozoic
Proterozoic
6,600,000 mN
6,500,000 mN
6,400,000 mN
0
50
100 KM
Note: all data from http://www.infomaps.gov.sk.ca/website/SIR_Geological_Atlas
Claims from http://www.economy.gov.sk.ca/SaskMineralRegistry
MRC EXPLORATION LLC
MC00000266 PROJECT, NORTH EAST SASKATCHEWAN
INDEX MAP OF THE ATHABASCA BASIN SHOWING STAKED AREAS, ADVANCED URANIUM PROJECTS, OUTLINE OF DETAIL MAPPING AREAS AND ACCESS ROADS
DATE: 2013 04 14
SCALE: AS SHOWN
PROJECTION: NAD 83 ZONE 13
DRAWN BY: DORIAN LESLIE / DGW CONSULTANTS
FIGURE NO: 2

Geology and Potential Uranium Sources on Our Mineral Claim

The Athabasca Basin has been a focus for uranium exploration since the 1960’s and has seen three periods of intense uranium exploration. The first was in the late 1960s, when uranium deposits were discovered at Rabbit Lake in the eastern part of the basin and at Cluff Lake in the west central part of the basin.  Most of the known uranium occurrences and operating uranium mines are located in the eastern part of the Athabasca Basin.  The second began in 1975 when the Key lake deposit was discovered in the eastern part of the basin and continued into the 1980s. The third began in 2004 after the McArthur River deposit was discovered and uranium prices began to rise again.  Plate 1 shows the location of the known uranium deposits in the Athabasca Basin.  Figure 1 and 2 are regional scale maps showing the location of MC00000266 relative to the Mineral Claim, access roads, and advanced exploration prospects / operating uranium mines within the north eastern part of the Athabasca Basin.

The Athabasca Basin is a flat-lying sedimentary basin dominated by unmetamorphised sandstone of Helikian (mid-Proterozoic) age, which occupies a large part of northern Saskatchewan. It rests unconformably on earlier crystalline rocks, in the area of the property these belong to the Wollaston Domain and the Mudjatik Domain, a subdivision of the Churchill Province of the Canadian Shield, which comprises Aphebian (early Proterozoic) metasediments, interfolded with granitoid Archean “domes”. The unconformity at the base of the Athabasca Basin is directly associated with high grade uranium deposits.  In the general vicinity of MC00000266 the unconformity has been intersected at depths approximately 200 - 300 meters.

The Property is located in a remote area approximately 240 miles north of the city of LaRonge.  There is a government maintained highway 905 that connects LaRonge to the community of Points North which is approximately 24 miles south of the Property.  There are no existing access roads to the Property and the best way to access the Property is by helicopter or float equipped aircraft from Points North.

The subject Property comprises an irregular shaped block approximately 3 miles long and 1 mile wide. Historic exploration work shows that the claim is located within an area where extensive uranium mineralization has been discovered.

Unconformity-related uranium deposits are a specific type with well-defined characteristics. They occur at and/or above and/or below the unconformity at the base of sandstone-dominated basins, usually of mid to late-Proterozoic age. Deposits at or above the unconformity tend to be flat-lying, often have a complex mineralogy with pitchblende, coffinite and cobalt-nickel arsenides, and may have very high grades. Deposits hosted in basement rocks tend to be steeply dipping, have simpler mineralogy with pitchblende and coffinite only, and have lower grades. They are often associated closely with graphitic metasediments in the basement rocks (hence the use of electromagnetic surveys to locate buried deposits has been very successful), as well as faults and especially the intersections of faults, thought to provide channelways for mineralizing solutions.

Alteration in the form of anomalous clay and other minerals (illite, kaolinite, chlorite, dravite), and geochemical enrichment in uranium and pathfinder elements, tend to form haloes in the overlying sandstones, which are useful in exploring for buried deposits. In the eastern Athabasca Basin where the basement rocks belong to the Wollaston Domain, uranium deposits often lie close to the “triple unconformity” where the basin rocks overlie basement Aphebian metasediments close to their own unconformable contact with the Archean “domes”.

Regional work in the southeastern Athabasca Basin has partially defined regional-scale illite alteration anomalies within Athabasca sandstone, which include various other uranium occurrences to the southeast of the subject Property. Plate 2 shows the distribution of known illite alteration zones in the eastern part of the basin. According to the online exploration database maintained by the Saskatchewan government alteration and uranium mineralization has been identified by various mining exploration companies on mineral claims adjoining MC00000266.

According to Fayak, the 1996 uranium occurrences in the Athabasca Basin can be classified into two basic types - Simple (lower uranium content) and Complex (higher uranium content and an association with Nickle, Cobalt, Copper and Arsenic).  Plate 3 shows the differences between the basic types.

According to geologists Earle and Sopuck, the uranium occurrences found in 1989 in the northern part of the Athabasca Basin are associated with de-silicification and Illite alteration of the overlying sandstones.  Plate 4 shows the typical illite alteration halo associated with Simple type deposits in the eastern part of the Athabasca Basin.

Field visits on exploration-level uranium properties in the Athabasca Basin  seldom yield any direct information that has a use in exploration programs, other than assessing access routes, camp sites, terrain types etc., that may assist the logistics of a such programs. Outcrops are very scarce in the Athabasca Basin, due to the generally friable nature of the Athabasca sandstones, and locally derived boulders in glacial till are usually the only medium by which rocks on the property can be examined.

Even if outcrops are present, the target of exploration is uranium mineralization at or close to the unconformity where the Athabasca sandstone rests on older basement rocks. In the case of the MC00000266 Property, the unconformity lies about 200 to 300 yards below the surface. Unconformity-related uranium deposits often have alteration haloes that extend upwards through the overlying sandstone for hundreds of metres, and may be detected at surface by geochemical and/or mineralogical analysis. However, such alteration is usually not evident to a visual inspection.

Compilation of the historic exploration work completed in the northeastern part of the Athabasca Basin indicates that known uranium occurrences are associated with faulting in basement rocks and alteration in the overlying sandstones.  Based on published technical data available from the Saskatchewan government there appear to be untested structural lineaments within MC00000266 and several lake and rock samples that exhibit elevated uranium and pathfinder elements located in the general area of MC00000266 however, no surface work or sampling appears to have been completed within the subject claim area.

It is recommended that the next stage of exploration work (Stage 1) on MC00000266 Property consist of sandstone sampling to determine if samples of the Athabasca sandstone exposed within the claim area exhibits the characteristic alterations associated with the presents of economic deposits of uranium in the area as documented by Earle and Sopuck, in 1989.

112°W
110°W
108°W
106°W
104°W
102°W
60°N
59°N
58°N
57°N
Northwest Territories
Saskatchewan
Nunavut
Manitoba
Alberta
Saskatchewan
Nolan Domain
Ena
Train Lake
Rae Province
Domain
Dodge Domain
Zemlak
Domain
Thluicho L. Group
Tazin Lake
Uranium City
Beaverlodge Domain
Tantato Domain
Ellis Bay Fm.
Martin Group
Maurice Bay
Taltson magmatic zone
Lake Athabasca
Stony Rapids
Black L.
Virgin R. Domain
Hearne Province
Mudjatik Domain
EXTECH IV
Fort Chipewyan
Carswell Structure
Athabasca Basin
Cluff Lake 28-33
Shea Creek 34 (Kianna)
Maybelle R. 36
see illite alteration map below
LaRocque Lake 22
Dawn Lake
McClean Lake
Midwest
Eagle Point 7,8
Rabbit Lake
Cigar Lake 18
Western and transitional Wollaston Domain
Eastern Wollaston Domain
Wollaston Lake
McArthur River 19
P2
Millennium
Centennial
Cree Lake
Maw
Moore Lakes complex
Moore Lakes
9,10 Key Lake
Peter Lake Domain
Reindeer Lake
Wathaman Batholith
Rottenstone Domain
Lloyd = Taltson Domain (was Firebag)
Lloyd = Taltson mag. zone (was Western Granulite Dom.)
Virgin R. Domain
Mudjatik Domain
Phanerozoic
Clearwater Structure
100 km
Reilly Basin (?sequence 2)
Basement domains and zones
1 FP
2 S RD ←MF→
3 LZ W
4 LL O D C
Lithostratigraphic units — contact, inferred
Sequences — base: approximate, inferred
Current/past mine/mill
Advanced development
Prospect
Generalized fault zones
Dip-slip reactivated
Strike-slip basement

Regional Geology of the Athabasca Basin showing uranium known deposits

KEY
% of samples with >60% I/I+K from 10m above unconformity to to top of sandstone.
>25
>50
LA ROCQUE
MC00000266
MIDWEST
RABBIT
DAWN
McCLEAN
CIGAR
McARTHUR RIVER
KEY LAKE

Alteration mapping showing Illite alteration zones associated with known uranium deposits in the Eastern part of the Athabasca Basin

GLACIAL TILL
W
E
faults
Athabasca Group
SIMPLE TYPE
-lower total REE contents
-HREE/LREE>1
COMPLEX TYPE
-high total REE contents
-HREE/LREE ~ 1
-Ni, Co, Cu, As
Oxidized Basinal
Fluids
-U, HREEs, Cu
unconformity
Reduced Basement
Fluids
-REEs, Ni, Co, As
Aphebian Metasediments
granitic gneiss
silicified zone
massive quartz
graphitic
paragneiss

Classification of unconformity of uranium deposits

South Athabasca
North Athabasca
CHLORITE
SILICIFICATION
DRAVITE
CHLORITE
KAOLIN
ILLITE
&
KAOLIN
ILLITE
+
DRAVITE
Unconformity
Mineralization
Conductor
Axis
CHLORITE
0
200m
KAOLIN
Minor
Kaolin
KAOLIN
ILLITE
DESILICIFICATION
Unconformity
Mineralization
Conductor
Axis
CLAY BOUND
ILLITE, CHLORITE
HEMATITE

Comparison of alteration patterns associated with unconformity type deposits

History of Mineral Exploration on our Mineral Claim

To our knowledge there has been no prior mineral exploration programs carried out on our claim.

Ownership of our Mineral Claim

Our consulting geologist, Mr. Carl von Einsiedel, is the registered owner of a 100% interest in our Mineral Claim, mineral claim MC00000266, which he holds in trust for us pursuant to a Mineral Claim Trust Agreement, dated May 3, 2013. The claim was issued to our consulting geologist by the Government of the Province of Saskatchewan. The claim consists of 1 block consisting of 2,014 acres or approximately 3.15 square miles.

Current Condition of our Mineral Claim

Our mineral claim is unimproved.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on November 3, 2011 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of our Mineral Claim.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and enter into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Provincial Mining Regulations

In the view of our consulting geologist there are no environmental liabilities associated with our phase I mineral exploration program on our Mineral Claim. The early exploration nature of our exploration activities on the property does not lend itself to creating significant environmental hazards.

In order to carry out exploration in Saskatchewan, a permit is required from the Saskatchewan Environment Ministry (the “SEM”). Permit applications are required to go into substantial detail about the location, nature and possible environmental impact of a proposed exploration project, plus measures that will be taken to minimize the risk of fuel spills, forest fires etc., in addition to proposed remediation and rehabilitation procedures to be taken when the project is closed down. Notice must be given to other users of the land, which normally means trap line operators in the vicinity, and they are given the opportunity to comment.

Applications are reviewed by SEM, which notifies the potentially affected first nation community or communities. SEM facilitates consultation with potentially affected first nations by arranging meetings and by having a representative present to mediate if necessary.  In the case of early-stage exploration projects, the local representative of the first nations typically requests that employment in the field be given to one or more of its members, on a scale proportionate to the size and scope of the project. The Athabasca Basin has seen a great deal of uranium focussed exploration, and band management is well informed and (in the author’s experience) relatively sophisticated and businesslike in their dealings with exploration companies. Most importantly, they do not appear to be encumbered with a priori prejudice against mining, mining companies, mining exploration, uranium itself, uranium exploration or uranium mining. They have seen first-hand that uranium extraction can be done without major damage to the environment because they have a modern uranium mine and mill in their territory.

A period of two to three months should be allowed between filing an application for an exploration permit, and the granting of a permit by SEM. Permits are usually granted for a period of 18 months.

Our proposed Phase 1 Exploration Program will consist of surface sampling and reconnoitering and consequently will not require an exploration permit.

All of the claims comprising the MC00000266 Property were staked pursuant to the Saskatchewan online tenure system (MARS). Title to the claims is maintained through the performance of annual assessment filings and payment of required fees.  In order to maintain a mineral claim in good standing the holder must meet the minimum exploration expenditure requirements set out in the Mineral Tenure Registry Regulations.  According to Section 44(1) (a) nil expenditures are required during the during the first assessment work period; (b) $6.07 per acre per assessment work period, from the second to tenth assessment work periods with a minimum of $240.00 per claim per assessment work period; and, (c) $10.12 per acre per assessment work period, for the eleventh assessment work period and all subsequent assessment work periods with a minimum of $400.00 per claim per assessment work period.

Exploration work completed to meet the assessment work requirements must meet certain requirements and the regulations further stipulate that (1) No mineral disposition lapses by reason of a delay that occurs due to the consideration by the minister of any evidence of assessment work submitted for registration as assessment work that was submitted within the time set out in these regulations.  (2) If, on consideration of the evidence submitted, the minister disallows all or part of the expenditures claimed, the holder may, within 10 business days after notification by the minister: (a) make a deferred deficiency cash deposit or a deferred non-refundable cash payment in accordance with the regulations; and (b) revise the grouping of any dispositions affected by the disallowed expenditures in accordance with the regulations  (3) Any deferred deficiency cash deposit or deferred non-refundable cash payment made or grouping of dispositions revised pursuant to subsection (2) shall have the same force and effect as if it were submitted at the time or within the periods specified in the regulations.  (4) Notwithstanding any grouping of dispositions requested by the holder pursuant to the, the holder fails to revise the grouping of dispositions affected by the disallowed expenditures, the minister shall register all of the approved expenditures against the mineral dispositions where the expenditures were incurred.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Ms. Ponce. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

On November 10, 2011, the Company incorporated a wholly-owned subsidiary, MRC Exploration LLC in the State of Nevada for the purpose of conduction mineral exploration.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

The property is located in the Athabasca Basin of Northern Saskatchewan on lands owned by the Province of Saskatchewan.    All of the property comprising the Mineral Claim was staked pursuant to the Saskatchewan online tenure system. The geographical coordinates of the property are NTS 74109, UTM Zone 13, NAD 83, 6493550N 549500E.

Accessibility, Climate, Physiography and Infrastructure.

The Property comprises an irregular shaped block approximately 5 kilometers long and 1.5 kilometer wide.  The terrain is flat and often swampy, especially near lakes and rivers. The flat plain is punctuated by drumlins up to 30 metres or more in height. Forest cover is ubiquitous, and comprises almost nothing but jackpine in dry areas and willows near water. The dry climate, combined with frequent summer thunderstorms, means that forest fires are common, and there are extensive burned areas, and other areas with dense new growth.

The climate is typical of north-central Canada, with cold winters and warm dry summers, although there are frequent short showers throughout the year. Average minimum and maximum temperatures in January are -29° and -18°C, and in July are +10° and +22°C. On average, rain occurs on 78 days per year, and snow on 70 days. Average annual precipitation is 481 mm, including 160 cm of snow (data from Environment Canada at http://www.climate.weatheroffice.gc.ca).

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officer, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

one percent of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the years ended November 30, 2012 and 2011

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the quarter ended August 31, 2013

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Mascota Resources, Corp.

We have audited the accompanying consolidated balance sheets of Mascota Resources, Corp. (the "Company") as of November 30, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended November 30, 2012 and 2011 and from inception (November 3, 2011) to November 30, 2012. Mascota Resources Corp’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mascota Resources, Corp. and subsidiary as of November 30, 2012 and 2011 and the result of its operations and its cash flows for the years then ended November 30, 2012 and 2011 and from inception (November 3, 2011) to November 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

March 29, 2013

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

(Audited)

	November 30,	November 30,
ASSETS	2012	2011

Current assets
Cash	$19,877	$49,924
Prepaid expenses	2,000	-
Total current assets	21,877	49,924

Total assets	$21,877	$49,924

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$500	$2,740
Total current liabilities	500	2,740

Long term liabilities
Accrued interest, related party - Note 4	2,117	12
Note payable, related party - Note 4	35,000	35,000
Total long term liabilities	37,117	35,012

Total liabilities	37,617	37,752

STOCKHOLDER’S EQUITY(DEFICIT)

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
90,000,000 shares authorized
2,000,000 shares issued and outstanding - Notes 4 and 5	2,000	2,000
Additional paid-in capital	13,000	13,000
Deficit accumulated during the exploration stage	(30,740)	(2,828)

Total stockholder’s equity (deficit)	(15,740)	12,172

Total liabilities & stockholder’s equity (deficit)	$21,877	$49,924

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in US Dollars)

(Audited)

		From	From
		Inception	Inception
		(November 3,	(November 3,
	Year Ended	2011) to	2011) to
	November 30,	November 30,	November 30,
	2012	2011	2012

Expenses
Accounting and audit	$6,276	$-	$6,276
Legal fees	2,110	2,473	4,583
Mineral property - pre acquisition cost	10,150	-	10,150
General and administrative	7,271	343	7,614

Operating loss	(25,807)	(2,816)	(28,623)

Interest expense - Note 4	(2,105)	(12)	(2,117)

Net loss	$(27,912)	$(2,828)	$(30,740)

Basic loss per share	$(0.01)	$(0.00)

Weighted average number of shares outstanding - basic	2,000,000	2,000,000

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP .

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

From Inception (November 3, 2011) to November 30, 2012

(Stated in US Dollars)

(Audited)

						Deficit
					Additional	Accumulated
			(Note 5)		Paid-in	During the
	Preferred Shares		Common Shares		Capital	Exploration Stage	Total
	Number	Amount	Number	Amount
Balance, inception (November 3, 2011)	-	$ -	-	$ -	$ -	$ -	$ -

Capital stock issued to founder for cash	-	-	2,000,000	2,000	13,000	-	15,000
Net loss for the period	-	-	-	-	-	(2,828)	(2,828)

Balance, November 30, 2011	-	-	2,000,000	2,000	13,000	(2,828)	12,172

Net loss for the year	-	-	-	-	-	(27,912)	(27,912)

Balance, November 30, 2012	-	-	2,000,000	$ 2,000	$ 13,000	$ (30,740)	$ (15,740)

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

(Audited)

		From	From
		Inception	Inception
		(November 3,	(November 3,
	Year Ended	2011) to	2011) to
	November 30,	November 30,	November 30,
	2012	2011	2012

Cash flows used in operating activities
Net loss	$(27,912)	$(2,828)	$(30,740)
Changes in non-cash working capital items:
Prepaid expenses	(2,000)	-	(2,000)
Accounts payable and accrued liabilities	(2,240)	2,740	500
Accrued interest, related party	2,105	12	2,117

Net cash used in operating activities	(30,047)	(76)	(30,123)

Cash flows from financing activities
Capital stock issued	-	15,000	15,000
Notes payable, related party	-	35,000	35,000

Net cash provided by financing activities	-	50,000	50,000

Net increase (decrease) in cash during the period	(30,047)	49,924	19,877

Cash, beginning of the period	49,924	-	-

Cash, end of the period	$19,877	$49,924	$19,877

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 1

Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the state of Nevada, United States of America on November 3, 2011.  The Company is an exploration stage company and was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company’s year-end is November 30.

On November 10, 2011, the Company incorporated a wholly-owned subsidiary, MRC Exploration LLC in the State of Nevada, United States of America (“USA”) for the purpose of mineral exploration.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has yet to achieve profitable operations, has accumulated losses of $30,740 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.  The financials statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 2

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in US dollars.  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the reporting period. Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and MRC Exploration LLC., a wholly owned subsidiary incorporated in Nevada, USA on November 10, 2011.  All significant inter-company transactions and balances have been eliminated.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 2

Summary of Significant Accounting Policies - (continued)

Exploration Stage Company

The Company is an exploration stage company as defined by ASC 915.  All losses accumulated since inception are considered part of the Company’s exploration stage activities.

Use of estimates and assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at November 30, 2012 and 2011.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At November 30, 2012 and 2011, the balance did not exceed the federally insured limit.

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.

In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 2

Summary of Significant Accounting Policies - (continued)

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, are recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is amortized, such that the cost of the ARO is recognized over the useful life of the assets.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.

The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.  As of November 30, 2012 and 2011, the Company has determined no provision for ARO’s is required.

Impairment of Long- Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360- 0 through 15-5, Impairment or Disposal of Long- Lived Assets.

Foreign Currency Translation

The Company’s functional currency is the United States dollar as substantially all of the Company’s operations are in the USA. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.

Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 2

Summary of Significant Accounting Policies - (continued)

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.  Diluted EPS excludes all dilutive potential shares of common stock if their effect is anti-dilutive.  As there are no common stock equivalents outstanding, diluted and basic loss per share are the same.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Stock-based Compensation

The Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of the adoption.

Note 3

Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.

The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 3

Financial Instruments - (continued)

Level 1 -

inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 -

inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -

inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities in management’s opinion approximate fair value due to the short maturity of such instruments.  These financial assets and liabilities are valued using level 3 inputs, except for cash which is at level 1.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Note 4

Related Party Transactions

On November 22, 2011, the Company received and accepted a subscription to purchase 2,000,000 shares of common stock at $0.0075 per share for aggregate proceeds of $15,000 from the Company’s president.

On November 28, 2011, the Company President loaned $35,000 to the Company and the Company issued a promissory note in the amount of $35,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2013.  During the year ended November 30, 2012 the Company charged interest expense of $2,105 (period ended November 30, 2011 - $12) pursuant to the note payable.  Total accrued interest on this note as of November 30, 2012 was $2,117 (2011 - $12).

Note 5

Capital Stock

Issued:

On November 22, 2011 the Company issued 2,000,000 shares of common stock to the Company’s president at $0.0075 per share for total proceeds of $15,000.

Note 6

Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012 and 2011

(Stated in US Dollars)

(Audited)

Note 6

Income Taxes - (continued)

	November 30,	November 30,
	2012	2011
Basic statutory and state income tax rate	35%	35%

Approximate loss before income taxes	$ 27,912	$ 2,828

Expected approximate tax recovery on net loss, before income tax	$ 9,770	$ 990
Changes in valuation allowance	(9,770)	(990)

Deferred income tax recovery	$ -	$ -

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	November 30,	November 30,
	2012	2011
Deferred income tax assets
Non-capital losses carried forward	$ 10,760	$ 990
Less: valuation allowance	(10,760)	(990)

Deferred income tax assets	$ -	$ -

At November 30, 2012, the Company has incurred accumulated net operating losses in the United States of America totalling approximately $30,740 which are available to reduce taxable income in future years.

These losses expire as follows:

Year of Expiry	Amount
2031	$ 2,828
2032	$ 27,912

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more-likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 7

Subsequent events:

On March 21, 2013, the Company’s wholly owned subsidiary, MRC Exploration LLC, entered into a Letter of Engagement, to acquire a Uranium mineral claim located in the Athabasca Basin, within the Provence of Saskatchewan, Canada.

On March 21, 2013, the Company appointed Carl A. Von Einsiedel, as the Company’s Geological Consultant to act as a consultant to the Company on geological matters and to  assist the Company in locating and acquiring a Uranium exploration mineral property.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

(Unaudited)

	August 31,	November 30,
ASSETS	2013	2012

Current assets
Cash	$5,103	$19,877
Prepaid expenses	1,193	2,000

Total current assets	6,296	21,877

Mineral property - Note 5	10,000	-

Total Assets	$16,296	$21,877

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$2,694	$500
Total current liabilities	2,694	500

Long term liabilities
Accrued interest, related party - Note 6	1,056	2,117
Note payable, related party - Note 6	53,500	35,000
Total long term liabilities	54,556	37,117

Total liabilities	$57,250	$37,617

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
90,000,000 shares authorized
2,000,000 shares issued and outstanding- Notes 6 and 7	2,000	2,000
Additional paid-in capital	13,000	13,000
Deficit accumulated during the exploration stage	(55,954)	(30,740)

Total stockholders’ deficit	(40,954)	(15,740)

Total liabilities & stockholders’ deficit	$16,296	$21,877

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in US Dollars)

(Unaudited)

					From
					Inception
					(October 31,
	Three Months Ended		Nine Months Ended		2011) to
	August 31,		August 31,		August 31,
	2013	2012	2013	2012	2013

Expenses
Mineral property-pre acquisition cost	$-	$-	$-	$10,150	$10,150
Accounting and audit	4,757	-	13,882	6,276	20,158
Legal fees	2,194	325	2,494	2,110	7,077
General and administrative	3,272	1,566	6,399	4,846	14,013

Operating loss before interest expense	(10,223)	(1,891)	(22,775)	(23,382)	(51,398)

Interest expense - Note 6	(803)	(530)	(2,439)	(1,582)	(4,556)

Net loss	$(11,026)	$(2,421)	$(25,214)	$(24,964)	$(55,954)

Basic loss per share	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of shares outstanding - basic	2,000,000	2,000,000	2,000,000	2,000,000

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the Period from Inception (October 31, 2011) to August 31, 2013

(Stated in US Dollars)

(Unaudited)

						Deficit
					Additional	Accumulated
			(Note 7)		Paid-in	During the
	Preferred Shares		Common Shares		Capital	Exploration Stage	Total
	Number	Amount	Number	Amount
Balance, inception (October 31, 2011)	-	$-	-	$-	$-	$-	$-

Capital stock issued to founder for cash	-	-	2,000,000	2,000	13,000	-	15,000
Net loss for the period	-	-	-	-	-	(2,828)	(2,828)

Balance, November 30, 2011	-	-	2,000,000	2,000	13,000	(2,828)	12,172

Net loss for the year	-	-	-	-	-	(27,912)	(27,912)

Balance, November 30, 2012	-	-	2,000,000	2,000	13,000	(30,740)	(15,740)

Net loss for the period	-	-	-	-	-	(25,214)	(25,214)

Balance, August 31, 2013	-	$-	2,000,000	$2,000	$13,000	$(55,954)	$(40,954)

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

(Unaudited)

			From
			Inception
			(October 31,
	Nine Months Ended		2011) to
	August 31,		August 31,
	2013	2012	2013

Cash flows used in operating activities
Net loss	$(25,214)	$(24,964)	$(55,954)
Changes in non-cash working capital items:
Prepaid expenses	807	(2,000)	(1,193)
Accounts payable and accrued liabilities	2,194	(2,240)	2,694
Accrued interest, related party	2,439	1,582	4,556

Net cash used in operating activities	(19,774)	(27,622)	(49,897)

Cash flows from investing activities
Acquisition of mineral property	(10,000)	-	(10,000)

Net cash used by investing activities	(10,000)	-	(10,000)

Cash flows from financing activities
Capital stock issued	-	-	15,000
Notes payable, related party	15,000	-	50,000

Net cash provided by financing activities	15,000	-	65,000

Net increase in cash during the period	(14,774)	(27,622)	5,103

Cash, beginning of the period	19,877	49,924	-

Cash, end of the period	$5,103	$22,302	$5,103

Supplemental information

Interest and taxes paid in cash	$-	$-	$-

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

August 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 1

Basis of Presentation

While the information presented in the accompanying August 31, 2013 financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.  These financial statements should be read in conjunction with the Company’s November 30, 2012 audited financial statements (notes thereto) included in the Company’s Form S1.

Operating results for the nine months ended August 31, 2013, are not necessarily indicative of the results that can be expected for the year ending November 30, 2013.

Note 2

Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the state of Nevada, United States of America on November 3, 2011.  The Company is an exploration stage company and was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company’s year-end is November 30.

On November 10, 2011, the Company incorporated a wholly-owned subsidiary, MRC Exploration LLC (“MRC”) in the State of Nevada, United States of America (“USA”) for the purpose of mineral exploration.  During May 2013, MRC acquired a Uranium mineral claim located in the Athabasca Basin, within the Provence of Saskatchewan, Canada.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has yet to achieve profitable operations, has accumulated losses of $55,954 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

August 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 2

Nature of Operations and Ability to Continue as a Going Concern - (continued)

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 3

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in US dollars.  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the reporting period. Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and MRC Exploration LLC., a wholly owned subsidiary incorporated in Nevada, USA on November 10, 2011.  All significant inter-company transactions and balances have been eliminated.

Exploration Stage Company

The Company is an exploration stage company as defined by ASC 915.  All losses accumulated since inception are considered part of the Company’s exploration stage activities.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at August 31, 2013 and November 30, 2012.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

August 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 3

Summary of Significant Accounting Policies - (continued)

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.

In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

To date the Company has not established any proven or probable reserves on its mineral properties.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

August 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 3

Summary of Significant Accounting Policies - (continued)

Asset Retirement Obligations

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, are recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is amortized, such that the cost of the ARO is recognized over the useful life of the assets.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.

The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.  As of August 31, 2013 and November 30, 2012, the Company has determined no provision for ARO’s is required.

Impairment of Long- Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360- 0 through 15-5, Impairment or Disposal of Long- Lived Assets.

Foreign Currency Translation

The Company’s functional currency is the United States dollar as substantially all of the Company’s operations are in the USA. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.

Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

May 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 3

Summary of Significant Accounting Policies - (continued)

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.  Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

As there are no common stock equivalents outstanding, diluted and basic loss per share are the same.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Stock-based Compensation

The Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of the adoption.

Note 4

Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.

The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

May 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 4

Financial Instruments - (continued)

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 -

inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 -

inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -

inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities, and notes payable in management’s opinion approximate fair value due to the short maturity of such instruments.  These financial assets and liabilities are valued using level 3 inputs, except for cash which is at level 1.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Note 5

Mineral Property

On May 3, 2013, Company’s consulting geologist acquired a 100% legal and beneficial ownership interest in a Uranium mineral claim which he holds in trust for the Company pursuant to a Mineral Claim Trust Agreement, dated May 3, 2013. The Mineral Claim is located in the Northeast Athabasca Basin, in the Province of Saskatchewan, Canada.  It is located on provincial lands administered by the Province of Saskatchewan.

Note 6

Related Party Transactions

On November 22, 2011, the Company received and accepted a subscription to purchase 2,000,000 shares of common stock at $0.0075 per share for aggregate proceeds of $15,000 from the Company’s president.

MASCOTA RESOURCES CORP.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

May 31, 2013

(Stated in US Dollars)

(Unaudited)

Note 6

Related Party Transactions - (continued)

On November 28, 2011, the Company President loaned $35,000 to the Company and the Company issued a promissory note in the amount of $35,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2013.  On April 24, 2013, the Company entered into a debt refinancing arrangement with the President such that the original note plus accrued interest as of April 28, 2013, aggregating $38,500 matured on December 31, 2016.  This revised note, is unsecured, and bears interest at 6%.

During the nine month period ended August 31, 2013 the Company charged interest expense of $2,199 (nine month period ended August 31, 2012 - $1,582) pursuant to the original and amended note payable.  Total accrued interest on this note as of August 31, 2013 was $816 (November 30, 2012 - $2,117).

On May 8, 2013, the Company President loaned $5,000 to the Company and the Company issued a promissory note in the amount of $5,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2016.  During the nine month period ended August 31, 2013 the Company charged interest expense of $95 (nine month period ended August 31, 2012 - $nil) pursuant to this note payable.  Total accrued interest on this note as of August 31, 2013 was $95 (November 30, 2012 - $nil).

On June 4, 2013, the Company President loaned $10,000 to the Company and the Company issued a promissory note in the amount of $10,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2016.  During the nine month period ended August 31, 2013 the Company charged interest expense of $145 (nine month period ended August 31, 2012 - $nil) pursuant to this note payable.  Total accrued interest on this note as of August 31, 2013 was $145 (November 30, 2012 - $nil).

Note 7

Capital Stock

Issued:

On November 22, 2011, the Company issued 2,000,000 shares of common stock to the Company’s president at $0.0075 per share for total proceeds of $15,000.

Proposed Transaction

On July 22, 2013, the Company commenced a Prospectus offering to issue up to 1,900,000 common shares at $0.0075 per share for aggregate proceeds of $14,250.

Note 8

Subsequent event

On September 19, 2013, the Company President entered into a promissory note agreement and advanced $5,000 to the Company.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2016.

Management discussion and analysis

Our business plan is to proceed with the exploration of our Mineral Claim to determine whether there are commercially exploitable reserves of uranium. We intend to proceed with an initial (Phase I) exploration program as recommended by our consulting geologist.

Our geological consulting firm is well experienced in the mineral exploration business and provided us with the expected costs of the Phase I and Phase II exploration programs. They can either provide all of the geological services which we will require or sub-contract out these services to others. We have a written agreement with our consulting geologist’s firm that requires them to review all of the results from the exploration work performed upon our mineral claim ,to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require. The principal of our geological consulting firm will be in charge of our exploration programs and shall visit the property in order to conduct our Phase I exploration project which is expected to commence in the early summer of 2014.

If this maximum offering is subscribed, we will have sufficient funds available to complete Phase I of our exploration program.

Our planned additional exploration activities are as follows:

Additional exploration activities are expected to commence in the Spring of 2015 and are estimated to cost approximately $140,000.

Ms. Maria Ponce, our sole officer and director currently devotes only 5 to 10 hours per week to our business. Should the results of our exploration programs warrant it, she will devote more time to our company  in order to visit our mineral claim, and to devote additional time to arrange for financings either personally or through arrangements with outside financial consultants. We currently do not have an arrangement with a financial consultant and Ms. Ponce does not have significant personal experience in raising capital.

Our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Ms. Ponce’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Our sole officer and director, lacks any prior experience as a company chief executive.  In addition, Ms. Ponce has no experience managing a publicly reporting company.  Accordingly, Ms. Ponce will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

We rely on outside contractors to assist us in the operation of our business. These  arrangements are either verbal or contractual. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Sampling for sandstone alteration zones and other data acquired during our initial exploration of our Mineral Claim will ultimately determine whether the project will proceed to the second phase of our exploration program.

Operating Budget for the Calendar Year Beginning June 1, 2013

The operating budget for the calendar year commencing June 1, 2013 consists of planned expenditures for Phase I of our mineral exploration program, as described above, and for necessary legal and accounting expenses.  Management’s estimate of our planned expenditures by category and by calendar quarter for the next calendar year are set forth below:

	Fiscal year beginning December 1, 2012		Fiscal year beginning December 1, 2013
	Q3	Q4	Q1	Q2
	Calendar year quarters beginning September 1, 2013
	Q1	Q2	Q3	Q4
Expense Category					Category Totals
Mining Exploration	$0	$0	$15,000	$0	$15,000
Legal, Accounting	$2,000	$2,000	$2,000	$2,000	$8,000
Totals	$2,000	$2,000	$17,000	$2,000	$23,000

As of August 31, 2013, we had $5,103 in cash, $1,193 in prepaid expenses and $3,602 in working capital. On September 19, 2013, our sole officer and director loaned us $5,000. As of September 19, 2013 our sole officer and director has loaned the Company a total of $58,500. Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Our ability to conduct further mineral exploration and to fund the budget set forth above will therefore depend upon raising funds through the current offering and borrowing further funds from Ms. Ponce, as required. If the maximum offering is sold, we should have sufficient cash, to fund our budget through the end of the second quarter of our fiscal year beginning December 1, 2013.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the fiscal year ending November 30, 2012

We generated no revenue and incurred operating expenses $25,807 and $2,105 towards interest expense during the fiscal year ending November 30, 2012 as compared to operating expenses of $2,816 and $12 towards interest expense in the comparative period from inception (November 3, 2011) to November 30, 2011.  Our expenses consisted of mineral property pre-acquisition costs, as well as accounting, audit, legal fees, administrative expenses, and interest expenses.  We therefore recorded a net loss of $27,912 and $2,828 for the fiscal year ending November 30, 2012 and from inception (November 3, 2011) to November 30, 2011.

	From Inception (November 3, 2011) to Year ended November 30, 2011	Year ended November 30, 2012
Operating Expenses	$2,816	$25,807
Interest Expenses	$12	$2,105
Loss	$2,828	$27,912

Results of Operations for the 9 month period ending August 31, 2013

We generated no revenue and incurred operating expenses of $22,775 and $2,439 towards interest expense for the nine month period commencing December 1, 2012 and ending on August 31, 2013. Our expenses consisted of accounting, audit, legal fees, administrative expenses, and interest expenses. We therefore recorded a net loss of $25,214 for the period commencing December 1, 2012 until August 31, 2013.

	Nine months ended August 31, 2012	Nine months ended August 31, 2013.
Operating Expenses	$21,491	$22,775
Interest Expenses	$1,052	$2,439
Loss	$22,543	$25,214

Results of Operations for the Period from inception (November 3, 2011) until August  31, 2013. and August 31, 2012

We generated no revenue and incurred operating expenses of $51,398 and $4,556 towards interest expense for the period from inception (November 3, 2011) until Auguast 31, 2013.  Our expenses totaling $55,954 consisted of mineral property pre-acquisition costs, as well as accounting, audit, legal fees, administrative expenses, and interest expenses.  We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of August31, 2013, we had total current assets of $6,296, consisting of cash and prepaid expenses. We had current liabilities of 2,694 as of August 31, 2013. Accordingly, we had working capital of $3,602 as of August 31, 2013. On September 19, 2013 our sole officer and director loaned the Company $5,000.

As of September 19, 2013 our sole officer and director has loaned the Company a total of $58,500 under to following terms and conditions:

•

On November 28, 2011 Ms Ponce loaned us $35,000 which is evidenced by a Promissory Note in the amount of $35,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2013.

•

On April 24, 3013, we entered into a Debt Refinancing Agreement with Ms. Ponce whereby the $35,000 Promissory note due on December 31, 2013 was marked paid and a new Promissory Note in the amount of $38,500 was issued with interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On May 8, 2013 Ms Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On June 4, 2013 Ms Ponce loaned us $10,000 which is evidenced by a Promissory Note in the amount of $10,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

•

On September 19, 2013 Ms. Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per anum and due on December 31, 2016.

Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

As outlined above, we expect to spend approximately $25,000 toward the initial implementation of our business plan over the course of the next calendar year commencing September 1, 2013. We had working capital of $3,602 as of August 31, 2013. On September 19, 2013 our sole officer and director loaned the Company $5,000. If 100% of this offering is sold we expect to receive $14,250, all of which will be expended on Phase I of our exploration program. The success of our business plan therefore depends on raising funds through the current offering and further borrowings from Ms. Ponce, as required.

If the maximum offering is sold, we should have sufficient cash to fund our budget through the next calendar year commencing June 1, 2014. If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired. In addition, we will require significant additional capital in order to undertake commercial uranium production on our mineral claims following completion of our planned exploration activities. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of May 31, 2013, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Director and Executive Officer

Our executive officer and director as of May 31, 2013 is as follows:

Name	Age	Position(s) and Office(s) Held
Maria Ponce	47	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Maria Ponce.   Ms. Ponce was appointed as our President, CEO, CFO, and sole Director concurrently with her founding the company on November 3, 2011. For the past 5 years. Ms. Ponce has being employed as the assistant manager of a private real estate management firm located in Bucerias, in the State of Nayarit, Mexico. Ms. Ponce does not have any prior experience as a chief executive or as the head of a public company.  There are no items of specific professional experience, qualifications, or skills that led to her appointment as our sole officer and director.

There are no arrangements or understandings between Ms. Ponce and any other person with respect to her becoming an officer and director or our company. She is not, nor has she been an officer or director of any other public company.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by an exploration stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in growing our operations and potential revenue base to the best of her ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Maria Ponce, President, CEO, CFO, and director	2012	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for her service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Maria Ponce	0	0	0	0	0	0	0	0	0

 Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Maria Ponce	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for her service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 22, 2013, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by our executive officer and director as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 2,000,000 shares of common stock issued and outstanding on May 31, 2013.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Maria Ponce 50 Liberty Street, suite 880 Reno, Nevada, 89501	2,000,000	100%
Common	Total all executive officers and directors (one person)	2,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The person named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1. On November 22, 2011 our founder, president, CEO, CFO, and sole director, Ms. Ponce, contributed our initial equity capital by purchasing 2,000,000 shares of common stock in exchange for $15,000 at a price of $0.0075 per share.

2. On November 28, 2011 Ms Ponce loaned us $35,000 which is evidenced by a Promissory Note in the amount of $35,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2013.

On April 24, 3013, we entered into a Debt Refinancing Agreement with Ms. Ponce whereby the $35,000 Promissory note due on December 31, 2013 was marked paid and a new Promissory Note in the amount of $38,500 was issued with interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

On May 8, 2013 Ms Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

On June 4, 2013 Ms Ponce loaned us $10,000 which is evidenced by a Promissory Note in the amount of $10,000 plus interest accruing on the principal amount of 6% per annum and due on December 31, 2016.

On September 19, 2013 Ms. Ponce loaned us $5,000 which is evidenced by a Promissory Note in the amount of $5,000 plus interest accruing on the principal amount of 6% per anum and due on December 31, 2016.

3. Our sole officer and Director, Ms. Ponce, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although she has no legal commitment to provide such funds.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Ms. Ponce, as described herein, has taken the initiative in founding and organizing our business.  As such, she is a “promoter” within the definition provided by Rule 405 under the Securities Act of 1933. There are no other promoters of our company.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.94
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$250
Accounting fees and expenses	$3,000
Legal fees and expenses	$2,000
Total	$5,251.94

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers  vested us under Nevada law; or;

4.

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 2000,000 shares of common stock on November 22, 2011 to Ms. Maria Ponce, our president, CEO, CFO, and sole director. Ms. Ponce acquired these shares in exchange for $15,000 at a price of $0.0075 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (1)
3.3	By-laws (1)
5.1	Opinion of Cane Clark LLP, with consent to use (1)
10.1	Promissory Note in the amount of $35,000 due December 31, 2013 (1)
10.2	Debt Refinancing Agreement dated April 24, 2013 (1)
10.3	Promissory Note in the amount of $38,500 due December 31, 2016 (1)
10.4	Promissory Note in the amount of $5,000 due December 31, 2016 (1)
10.5	Promissory Note in the amount of $10,000 due December 31, 2016 (1)
10.6	Mineral Claim Trust Agreement (2)
10.7	Geological Consultant Engagement Letter (3)
10.8	Corporate Administrative Services Agreement with Melville Business Services, Inc.
10.9	Promissory Note in the amount of $5,000 due December 31, 2016
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Consent of Carl von Einsiedel, Association of Professional Engineers and Geoscientist of the Province of British Columbia (1)

(1)  Incorporated by reference to Form S-1 filed July 31, 2013.

(2)  Incorporated by reference to Form S-1/A filed September 11, 2013.

(3)  Incorporated by reference to Form S-1/A filed October 9, 2013

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

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2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on November 1, 2013.

MASCOTA RESOURCES CORP.

By: /s/ Maria Ponce

Maria Ponce

Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Maria Ponce

Maria Ponce

Principal Executive Officer, Principal Financial Officer

Principal Accounting Officer and sole Director

Date: November 1, 2013.